Exhibit 4.3
                             ILLINOIS POWER COMPANY


                                       TO


                         HARRIS TRUST AND SAVINGS BANK,

                                   as Trustee






                          SUPPLEMENTAL INDENTURE NO. 1

                            DATED AS OF JULY 15, 1999


                                       TO


                           MORTGAGE AND DEED OF TRUST

                             DATED NOVEMBER 1, 1943

Supplemental Indenture No. 1 dated as of July 15, 1999 (the "Supplemental Indenture No. 1"), made by and between ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company"), party of the first part, and HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois (the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated November 1, 1943, hereinafter mentioned, party of the second part;

         WHEREAS, the Company has heretofore executed and delivered its Mortgage and Deed of Trust dated November 1, 1943 ("Original Indenture"), to the Trustee, for the security of the First Mortgage Bonds of the Company issued and to be issued thereunder (the "Bonds"); and

         WHEREAS, pursuant to the terms and provisions of the Original Indenture there were created and authorized by Supplemental Indentures thereto bearing the following dates, respectively, the First Mortgage Bonds of the series issued thereunder and respectively identified opposite such dates:




Date of Supplemental     Identification
    Indenture               of Series                      Called

November 1, 1943     4% Series due 1973          Bonds of the 1973 Series
                     (redeemed)

March 1, 1946        2 7/8% Series due 1976      Bonds of the 1976 Series
                     (paid at maturity)

February 1, 1948     3 1/2% Series due 1978      Bonds of the 1978 Series
                     (paid at maturity)

July 1, 1949         2 7/8% Series due 1979      Bonds of the 1979 Series
                     (paid at maturity)

April 1, 1950        2 3/4% Series due 1980      Bonds of the 1980 Series
                     (paid at maturity)

March 1, 1952        3 1/2% Series due 1982      Bonds of the 1982 Series
                     (paid at maturity)

November 1, 1953     3 1/2% Series due 1983      Bonds of the 1983 Series
                     (paid at maturity)

July 1, 1956         3 3/4% Series due 1986      Bonds of the 1986 Series
                     (paid at maturity)

May 1, 1958          4% Series due 1988          Bonds of the 1988 Series
                     (redeemed)

January 1, 1963      4 1/4% Series due 1993      Bonds of the 1993 Series
                     (paid at maturity)

October 1, 1966      5.85% Series due 1996       Bonds of the 1996 Series
                     (paid at maturity)

Date of Supplemental     Identification
    Indenture               of Series                      Called

January 1, 1968      6 3/8% Series due 1998      Bonds of the First 1998 Series
                     (redeemed)

October 1, 1968      6 3/4% Series due 1988      Bonds of the Second 1998 Series
                     (redeemed)

October 1, 1969      8.35% Series due 1999       Bonds of the First 1999 Series
                     (redeemed)

November 1, 1970     9% Series due 2000          Bonds of the 2000 Series
                     (redeemed)

October 1, 1971      7.60% Series due 2001       Bonds of the 2001 Series
                     (redeemed)

June 1, 1973         7 5/8% Series due 2003      Bonds of the First 2003 Series
                     (redeemed)

May 1, 1974          Pollution Control           Bonds of the Pollution Control
                     Series A                    Series A

September 1, 1974    10 1/2% Series due 2004     Bonds of the First 2004 Series
                     (redeemed)

July 1, 1976         8 3/4% Series due 2006      Bonds of the 2006 Series
                     (redeemed)

May 1, 1977          Pollution Control Series B  Bonds of Pollution Control
                     (redeemed)                  Series B

November 1, 1977     8 1/4% Series due 2007      Bonds of the 2007 Series
                     (redeemed)

August 1, 1978       8 7/8% Series due 2008      Bonds of the 2008 Series
                     (redeemed)

July 1, 1979         9 7/8% Series due 2004      Bonds of the Second 2004 Series
                     (redeemed)

July 31, 1980        11 3/8% Series due 1987     Bonds of the 1987 Series
                     (redeemed)

August 1, 1980       12 5/8% Series due 2010     Bonds of the 2010 Series
                     (redeemed)

July 1, 1982         14 1/2% Series due 1990     Bonds of the 1990 Series
                     (redeemed)

November 1, 1982     12% Series due 2012         Bonds of the 2012 Series
                     (redeemed)

Date of Supplemental  Identification
    Indenture            of Series                            Called

December 15, 1983    Pollution Control Series C  Bonds of the Pollution Control
                     (redeemed)                  Series C

May 15, 1984         Pollution Control Series D  Bonds of the Pollution Control
                     (redeemed)                  Series D

March 1, 1985        Pollution Control Series E  Bonds of the Pollution Control
                     (redeemed)                  Series E

February 1, 1986     10 1/2% Series due 2016     Bonds of the First 2016 Series
                     (redeemed)

July 1, 1986         9 7/8% Series due 2016      Bonds of the Second 2016 Series
                     (redeemed)

September 1, 1986    9 3/8% Series due 2016      Bonds of the Third 2016 Series
                     (redeemed)

February 1, 1987     Pollution Control Series F  Bonds of the Pollution Control
                     (redeemed)                  Series F

February 1, 1987     Pollution Control Series G  Bonds of the Pollution Control
                     (redeemed)                  Series G

February 1, 1987     Pollution Control Series H  Bonds of the Pollution Control
                     (redeemed)                  Series H

July 1, 1987         Pollution Control Series I  Bonds of the Pollution Control
                     (redeemed)                  Series I

July 1, 1988         10% Series due 1998         Bonds of the Third 1998 Series
                     (redeemed)

July 1, 1991         Pollution Control Series J  Bonds of the Pollution Control
                                                 Series J

June 1, 1992         Pollution Control Series K  Bonds of the Pollution Control
                                                 Series K

June 1, 1992         Pollution Control Series L  Bonds of the Pollution Control
                                                 Series L

July 1, 1992         7.95% Series due 2004       Bonds of the Third 2004 Series


July 1, 1992         8 3/4% Series due 2021      Bonds of the 2021 Series
                     (redeemed)

September 1, 1992    6 1/2% Series due 1999      Bonds of the 1999 Series

Date of Supplemental  Identification
    Indenture            of Series                            Called

February 15, 1993    8% Series due 2023          Bonds of the 2023 Series
                     (redeemed)

March 15, 1993       6 1/8% Series due 2000      Bonds of the 2000 Series

March 15, 1993       6 3/4% Series due 2005      Bonds of the 2005 Series

July 15, 1993        7 1/2% Series due 2025      Bonds of the 2025 Series

August 1, 1993       6 1/2% Series due 2003      Bonds of the Second 2003 Series

October 15, 1993     5 5/8% Series due 2000      Bonds of the Second 2000 Series

November 1, 1993     Pollution Control Series M  Bonds of the Pollution Control
                                                 Series M

November 1, 1993     Pollution Control Series N  Bonds of the Pollution Control
                                                 Series N

November 1, 1993     Pollution Control Series O  Bonds of the Pollution Control
                                                 Series O

April 1, 1997        Pollution Control Series P  Bonds of the Pollution Control
                                                 Series P

April 1, 1997        Pollution Control Series Q  Bonds of the Pollution Control
                                                 Series Q

April 1, 1997        Pollution Control Series R  Bonds of the Pollution Control
                                                 Series R

March 1, 1998        Pollution Control Series S  Bonds of the Pollution Control
                                                 Series S

March 1, 1998        Pollution Control Series T  Bonds of the Pollution Control
                                                 Series T

July 15, 1998        6 1/4% Series due 2002      Bonds of the 2002 Series

September 15, 1998   6% Series due 2003          Bonds of the Third 2003 Series

June 15, 1999        7.50% Series due 2009       Bonds of the 2009 Series


and

         WHEREAS, the Company desires to create a new series of Bonds to be issued under the Original Indenture, to be known as First Mortgage Bonds, Pollution Control Series U (the "Pollution Control Series U Bonds") and to issue additional Bonds under the Original Indenture; and

         WHEREAS, the Pollution Control Series U Bonds are to be issued to Harris Trust and Savings Bank, as trustee (the "New Mortgage Trustee") under the Company's General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 (the "New Mortgage") and are to be owned and held by the New Mortgage Trustee as "Pledged Bonds" (as defined in the New Mortgage) in accordance with the terms of the New Mortgage; and

         WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture No. 1 in the form hereof for the purposes herein provided; and

         WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture No. 1 a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 1 WITNESSETH:

         THAT Illinois Power Company, in consideration of the purchase and ownership from time to time of the Bonds and the service by the Trustee, and its successors, under the Original Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Original Indenture, for the benefit of the New Trustee and any successor holder of the Bonds as follows:

                                   ARTICLE I.

                DESCRIPTION OF POLLUTION CONTROL SERIES U BONDS.

         SECTION 1. The Company hereby creates a new series of Bonds to be known as First Mortgage Bonds, Pollution Control Series U (the "Pollution Control Series U Bonds"). The Pollution Control Series U Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture, as supplemented and modified. The Pollution Control Series U Bonds will be issued only to the New Mortgage Trustee as security for a series of bonds being issued under the Company's New Mortgage and the supplemental indenture no. 1 to the New Mortgage dated as of July 15, 1999 (the "New Mortgage Pollution Control Series U Bonds") and in the same principal amount as the New Mortgage Pollution Control Series U Bonds.

         The  Pollution  Control  Series U Bonds  shall be dated as  provided in
Section 6 of Article II of the Original Indenture, and the commencement of the first interest period shall be the date of issuance. All Pollution Control Series U Bonds shall mature on February 1, 2024, and shall bear interest at the rate of five and seven-tenths percent (5.70%) per annum, payable semi-annually on February 1 and August 1 of each year until the principal sum is paid in full. Any payment by the Company of principal of, or premium or interest on, any Pollution Control Series U Bonds shall be applied by the New Mortgage Trustee to the payment of any principal, premium or interest, as the case may be, in respect of the New Mortgage Pollution Control Series U Bonds due in accordance with the terms of the New Mortgage.

         SECTION 2. The Pollution Control Series U Bonds and the Trustee's Certificate shall be substantially in the following forms respectively:

                             [FORM OF FACE OF BOND]

                             ILLINOIS POWER COMPANY
             (Incorporated under the laws of the State of Illinois)

                 FIRST MORTGAGE BOND, POLLUTION CONTROL SERIES U

No. __________    $35,615,000

         ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to Harris Trust and Savings Bank as trustee (the "New Mortgage Trustee") under the Company's General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 (the "New Mortgage") or its registered assigns, the principal sum of Thirty Five Million Six Hundred Fifteen Thousand Dollars ($35,615,000) on February 1, 2024, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the date of issuance, payable semi-annually on February 1 and August 1 in each year, at the rate of five and seven-tenths percent (5.70%) per annum, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture. Both the principal of, and the interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois.

         This First Mortgage Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture (the "Trustee").

         The provisions of this First Mortgage Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, Illinois Power Company has caused this First Mortgage Bond to be signed (manually or by facsimile signature) in its name by its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by its Secretary or an Assistant Secretary.


Dated: July __, 1999                             ILLINOIS POWER COMPANY


                                                 By:
                                                    ----------------------------
                                                          Vice President
(Corporate Seal)

ATTEST:


-------------------------------------
Secretary or Assistant Secretary

                         [FORM OF TRUSTEE'S CERTIFICATE]

         This First Mortgage Bond is one of the Bonds of the series designated therein, described in the within-mentioned Indenture and the Supplemental Indenture No. 1 dated as of July 15, 1999.


                                                 HARRIS TRUST AND SAVINGS BANK,
                                                   Trustee

                                                 By:
                                                    ----------------------------
                                                        Authorized Officer

                            [FORM OF REVERSE OF BOND)

         This First Mortgage Bond is one of a duly authorized issue of Bonds of the Company (the "Bonds") in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by the Mortgage and Deed of Trust (the "Indenture"), dated November 1, 1943, executed by the Company to Harris Trust and Savings Bank (the "Trustee"), as Trustee, to which Indenture and all indentures supplemental thereto, including the Supplemental Indenture dated February 15, 1993, which amended Section 1 of
Article IX of the Indenture, reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This First Mortgage Bond is one of a series designated as the First Mortgage Bonds, Pollution Control Series U (the "Pollution Control Series U Bonds") of the Company, unlimited in aggregate principal amount, issued under and secured by the Indenture and described in the supplemental indenture no. 1 dated as of July 15, 1999 (the "Supplemental Indenture No. 1 of July 15, 1999"), between the Company and the Trustee, supplemental to the Indenture.

     To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons may be made with the consent of the Company by an affirmative vote of the holders of not less than 66 2/3% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of the holders of not less than 66 2/3% in amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected; provided however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest or premium, if any, on this First Mortgage Bond.

         The Pollution Control Series U Bonds are subject to redemption in accordance with the terms of Article III of the Supplemental Indenture No. 1 of July 15, 1999.

         In case an Event of Default, as defined in the Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be rescinded by the holders of a majority in principal amount of the Bonds outstanding.

         No recourse shall be had for the payment of the principal of, or premium or interest on this First Mortgage Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, as such, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute, rule of law, or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this First Mortgage Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture; provided, however, that nothing herein or in the Indenture or any indenture supplemental thereto contained shall prevent the enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid up.

         Notwithstanding any provision in the Indenture, the Supplemental Indenture No. 1 of July 15, 1999 or this First Mortgage Bond to the contrary, any payment by the Company under the New Mortgage of principal of, or premium or interest on, bonds which shall have been authenticated and delivered under the New Mortgage (the "New Mortgage Pollution Control Series U Bonds") upon the basis of the issuance and delivery to the New Mortgage Trustee of the Pollution Control Series U Bonds shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company to make a payment of principal, premium or interest, as the case may be, in respect of this First Mortgage Bond which is then due.

         This First Mortgage Bond constitutes a "Pledged Bond" (as defined in the New Mortgage) and is subject to all of the rights and restrictions applicable to Pledged Bonds as set forth in the New Mortgage. Without limiting the generality of the foregoing, this First Mortgage Bond shall be subject to surrender by the New Mortgage Trustee in accordance with the provisions of
Section 7.03 of the New Mortgage. To the extent that any provisions in the Indenture, the Supplemental Indenture of July 15, 1999 or this First Mortgage Bond are inconsistent with the provisions relating to Pledged Bonds that are set forth in the New Mortgage, the provisions of the New Mortgage shall apply.

         SECTION 3. Notwithstanding any provision in the Original Indenture, this Supplemental Indenture No. 1, or the Pollution Control Series U Bonds to the contrary, any payment by the Company under the New Mortgage of principal of, or premium or interest on, New Mortgage Pollution Control Series U Bonds shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company to make any payment of principal, premium or interest, as the case may be, in respect of the Pollution Control Series U Bonds which is then due.

         SECTION 4. The Pollution Control Series U Bonds constitute "Pledged Bonds" (as defined in the New Mortgage) and are subject to all of the rights and restrictions applicable to Pledged Bonds as set forth in the New Mortgage. Without limiting the generality of the foregoing, the Pollution Control Series U Bonds shall be subject to surrender by the New Mortgage Trustee in accordance with the provisions of Section 7.03 of the New Mortgage. To the extent that any provisions in the Original Indenture, this Supplemental Indenture No. 1 or the Pollution Control Series U Bonds are inconsistent with the provisions relating to Pledged Bonds that are set forth in the New Mortgage, the provisions of the New Mortgage shall apply.


                                   ARTICLE II.

                   ISSUE OF POLLUTION CONTROL SERIES U BONDS.

         SECTION 1. The Company hereby exercises the right to obtain the authentication of $35,615,000 principal amount of additional Bonds pursuant to the terms of Section 6 of Article III of the Original Indenture in substitution for refundable Bonds.
All such additional Bonds shall be Pollution Control Series U Bonds.

         SECTION 2. Such Pollution Control Series U Bonds may be authenticated and delivered prior to the filing for recordation of this Supplemental Indenture No. 1.

         SECTION 3. Notwithstanding any provision in the Original Indenture to the contrary, execution of the Pollution Control Series U Bonds on behalf of the Company, and the attesting of the corporate seal of the Company affixed to the Pollution Control Series U Bonds by the officers of the Company authorized to do such acts by Section 12 of Article II of the Original Indenture may be validly done either by the manual or the facsimile signatures of such authorized officers of the Company.


                                  ARTICLE III.

                                   REDEMPTION.

         The Pollution Control Series U Bonds shall, subject to the provisions of the Original Indenture, be redeemable on the same terms, on the same dates and in the same manner as the New Mortgage Pollution Control Series U Bonds shall be redeemed under the terms of supplemental indenture no. 1 to the New Mortgage dated as of July 15, 1999.

                                   ARTICLE IV.

                                  THE TRUSTEE.

         The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture set forth and upon the following terms and conditions:

                  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture No. 1 or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIII of the Original Indenture shall apply to this Supplemental Indenture No. 1 with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture No. 1.


                                   ARTICLE V.

                            MISCELLANEOUS PROVISIONS.

     This Supplemental Indenture No. 1 may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, Illinois Power Company has caused this Supplemental Indenture No. 1 to be executed on its behalf by its Chairman and President, one of its Executive Vice Presidents, one of its Senior Vice Presidents or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture No. 1 to be attested by its Secretary or one of its Assistant Secretaries; and said Harris Trust and Savings Bank, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture No. 1 to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture No. 1 to be attested by its Secretary or one of its Assistant Secretaries, all as of the date first above written.

                                                 ILLINOIS POWER COMPANY


                                          By
                                            -----------------------------
                                               Robert A. Schultz
                                               Vice President-Finance

(CORPORATE SEAL)

ATTEST:


------------------------
Leah Manning Stetzner
Corporate Secretary

                                          HARRIS TRUST AND SAVINGS BANK, Trustee


                                          By
                                            ------------------------------------
                                               J. Bartolini
                                               Vice President

(CORPORATE SEAL)

ATTEST:


------------------------
C. Potter
Assistant Secretary

STATE OF ILLINOIS )
                  ) SS.:
COUNTY OF MACON   )

         BE IT REMEMBERED, that on this ____ day of July, 1999, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Robert A. Schultz, Vice President-Finance and Leah Manning Stetzner, Corporate Secretary, of Illinois Power Company, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such officers and as the free and voluntary act of said Illinois Power Company for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.


                                          Notary Public, Macon County, Illinois
My Commission Expires on _____________.

(NOTARIAL SEAL)


STATE OF ILLINOIS )
                  ) SS.:
COUNTY OF COOK    )

         BE IT REMEMBERED, that on this ____ day of July, 1999, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came J. Bartolini, Vice President and C. Potter, Assistant Secretary, of Harris Trust and Savings Bank, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said Harris Trust and Savings Bank for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.


                                          Notary Public, Cook County, Illinois
My Commission Expires on ____________.
(NOTARIAL SEAL)

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         Return To:                             This Instrument Was Prepared By:

         ILLINOIS POWER COMPANY                 SCHIFF HARDIN & WAITE
         Real Estate Dept. F-14                 6600 Sears Tower
         500 S. 27th Street                     233 South Wacker Drive
         Decatur, IL 62525                      Chicago, IL  60606

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